Exhibit 10(ddd)

Form of

2012 Amendment to

NextEra Energy, Inc.

Executive Retention Employment Agreement

The undersigned, parties to that certain Executive Retention Employment Agreement dated [date] (the “EREA”), hereby agree as follows, effective October 11, 2012:

1)
The following shall be added at the end of the second paragraph of section 15(g) of the EREA (for avoidance of doubt, the second paragraph is the paragraph beginning “Notwithstanding anything herein to the contrary….”):

“If the Executive's timing of the delivery of the release of claims in accordance with this paragraph could result in the payments that are treated as deferred compensation under Code Section 409A either being paid in the then current calendar year or the calendar year following the Executive's Date of Termination, then, notwithstanding any contrary provision of this Agreement, the affected payments instead shall automatically and mandatorily be paid in the calendar year following the calendar year in which the Date of Termination occurs.”

2)	Except as specifically amended hereby, all other terms and conditions of the EREA shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this 2012 Amendment as of the day and year first above written.

NEXTERA ENERGY, INC.

By:

[Executive]